Exhibit 10.3
SECOND AMENDING AGREEMENT
THIS AGREEMENT is made as of April 25, 2006
BETWEEN:
TRIDENT EXPLORATION CORP., an unlimited liability company under the laws of the Province of Nova Scotia (hereinafter referred to as the “Borrower”),
OF THE FIRST PART,
- and -
THE TORONTO-DOMINION BANK (hereinafter referred to as the “Initial Lender”),
OF THE SECOND PART,
- and -
THE TORONTO-DOMINION BANK, a Canadian chartered bank, as agent of the Lenders (hereinafter referred to as the “Agent”),
OF THE THIRD PART.
     WHEREAS the parties hereto have agreed to amend and supplement certain provisions of the Credit Agreement as hereinafter set forth;
     NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:
1.	Interpretation
1.1. In this Agreement and the recitals hereto, unless something in the subject matter or context is inconsistent therewith:
“Agreement” means this agreement, as amended, modified, supplemented or restated from time to time;
“Credit Agreement” means the amended and restated credit agreement made as of July 8, 2004 and amended and restated as of December 16, 2005 between the Borrower, the Initial Lender and the Agent, as amended by the First Amending Agreement; and
“First Amending Agreement” means the amending agreement made as of April 13, 2006 between the Borrower, the Initial Lender and the Agent.

1.2. Capitalized terms used herein without express definition shall have the same meanings herein as are ascribed thereto in the Credit Agreement.
1.3. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless the context otherwise requires, references herein to “Sections” are to Sections of this Agreement. The terms “this Agreement”, “hereof, “hereunder” and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreements supplemental hereto.
1.4. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.
1.5. The following Schedule is annexed hereto and is incorporated by reference and deemed to be part hereof:
Schedule A – Form of Confirmation of Guarantee and Security.
2.	Amendments and Supplements
2.1. Amendment of Certain Definitions. The following definitions contained in Section 1.1(1) of the Credit Agreement are hereby amended as follows:
(a)	Maturity Date: the definition of “Maturity Date” is hereby deleted in its entirety and replaced with the following:

““Maturity Date” means the date which is the first anniversary of the Term Out Date.”;

(b)	Permitted Debt: subparagraph (b) of the definition of “Permitted Debt” is hereby amended to delete “U.S.$425,000,000” therefrom and to substitute therefor “U.S.$450,000,000” and subparagraph (i.l) of the definition “Permitted Debt” is hereby deleted in its entirety and replaced with the following:

“(i.1) the Unsecured Debt, provided that the associated principal amount owing by the Parent under the Unsecured Credit Agreement shall not, in the aggregate at any time, exceed the sum of U.S.$150,000,000 plus any interest that is capitalized as principal and not paid in cash under the terms of the Unsecured Credit Agreement;”;

(c)	Term Out Date: the definition of “Term Out Date” is hereby deleted in its entirety and replaced with the following:

““Term Out Date” means July 6, 2006 or such later date to which the same may be extended in accordance with Section 2.20.”;

(d)	Unsecured Credit Agreement: the definition of “Unsecured Credit Agreement” is hereby deleted in its entirety and replaced with the following:

““Unsecured Credit Agreement” means the Credit Agreement dated as of April 25, 2006 among the Parent, as borrower, the Borrower and the other Subsidiaries of the Borrower named therein, as guarantors, the lenders party thereto and Credit Suisse, Toronto Branch, as administrative agent of such lenders.”; and

(e)	Unsecured Debt: the definition of “Unsecured Debt” is hereby deleted in its entirety and replaced with the following:

““Unsecured Debt” means the Debt and other obligations, liabilities and indebtedness of the Borrower and its Subsidiaries outstanding under or pursuant to the Unsecured Loan Documentation.”.
2.2. Deletion of Certain Definitions. The Credit Agreement is hereby amended to delete the definitions of “Excluded Equity Issues” and “Excluded Debt Issues” therefrom which definitions were added to the Credit Agreement pursuant to the First Amending Agreement.
2.3. Deletion of Certain Provisions. Sections 3.5, 3,6 and 3.7 of the First Amending Agreement are hereby deleted in their entirety and shall have no further force and effect. For greater certainty, the parties hereto acknowledge and agree that the Borrower shall be entitled to deliver to the Agent a Request for an Offer of Facility Extension in accordance with Section 2.20 of the Credit Agreement.
2.4. Decrease of Credit Facility. The definition of “Credit Facility” contained in Section 1.1(1) of the Credit Agreement is hereby amended to delete “Cdn.$50,000,000” on the first line thereof and to substitute therefor “Cdn.$10,000,000”. The parties hereto hereby confirm and agree that the Credit Facility is hereby decreased from Cdn.$50,000,000 to Cdn.$10,000,000. For certainty, the parties hereby confirm and agree that the Commitment of The Toronto-Dominion Bank shall be Cdn.$10,000,000 and Schedule A to the Credit Agreement is hereby amended to the extent necessary to give effect to and reflect the same.
2.5. Increase in LC Availability. The Credit Agreement is hereby amended to:
(a)	delete “Cdn.$5,000,000” contained in the seventh line of Section 2.2 thereof and substitute “Cdn.$10,000,000” therefor; and

(b)	delete “Cdn.$5,000,000” contained in the fourth line of Section 7.1 thereof and substitute “Cdn.$10,000,000” therefor.
2.6. Amendment to Limit on Distributions. Section 10.2(g) of the Credit Agreement is hereby amended to add the following new text immediately after the parenthetical phrase on the first line thereof and immediately before the comma which now follows such phrase: “and except for Distributions to the Parent during any period for which the Total Leverage Ratio (as defined in the Second Lien Credit Agreement on April 25, 2006) shall be equal to or less than 4:1 for the payment of any cash interest accrued during such period on any principal amount associated with any Debt under the Unsecured Credit Agreement”.

2.7. Amendment to Limit on Financial Assistance. Section 10.2(h) of the Credit Agreement is hereby amended to add the following new subparagraph (ii.l) immediately after the existing subparagraph (ii) of such Section:
“(ii.1) pursuant to the Guarantees of the Borrower and its Subsidiaries under the Unsecured Credit Agreement;”.
2.8. Certain Notices in respect of the Unsecured Debt. Section 10.1 of the Credit Agreement is hereby amended to add the following new Section 10.l(t):
     “(t) Certain Notices in Respect of the Unsecured Debt:
     The Borrower shall provide to the Agent:
(i)	Prepayment of the Unsecured Debt – promptly, but in any event within 2 Banking Days, after the giving or receipt by the Parent of the same, a copy of any notice given or received by the Parent pursuant to Section 2.04 of the Unsecured Credit Agreement; and

(ii)	Notice of Proposed Amendments – not less than 10 Banking Days prior written notice of any proposed alteration, amendment, modification or supplement to, or restatement of, the Unsecured Credit Agreement or the other Unsecured Loan Documentation (or any waiver or consent to like effect), which notice shall include a copy of such proposed alteration, amendment, modification, supplement, restatement, waiver or consent.”.
2.9. Addition of Certain Event of Default. Section 12.1 of the Credit Agreement is hereby amended to add the following new subparagraph (u.l) immediately after the existing subparagraph (u):
“(u.1) Default Under Unsecured Debt: if an “Event of Default” under and as defined in the Unsecured Credit Agreement or any other Unsecured Loan Documentation shall occur or exist and be continuing;”.
3.	Re-Determination of Borrowing Base.
3.1. Re-Determination of Borrowing Base. The Lenders hereby determine the Borrowing Base to be Cdn.$10,000,000.
4.	Representations and Warranties
     The Borrower hereby represents and warrants as follows to each Lender and the Agent and acknowledges and confirms that each Lender and the Agent is relying upon such representations and warranties:

(a)	Capacity, Power and Authority
(i)	It is duly incorporated and is validly subsisting under the laws of its jurisdiction of incorporation and has all the requisite corporate capacity, power and authority to carry on its business as presently conducted and to own its property; and

(ii)	It has the requisite corporate capacity, power and authority to execute and deliver this Agreement.
(b)	Authorization; Enforceability

It has taken or caused to be taken all necessary corporate and other action to authorize its execution and delivery of, and has duly executed and delivered, this Agreement, and this Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, winding up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors’ rights generally and to the equitable and statutory powers of the courts having jurisdiction with respect thereto.

(c)	Compliance with Other Instruments

The execution, delivery and performance by the Borrower of this Agreement and the consummation of the transactions contemplated herein do not conflict with, result in any breach or violation of, or constitute a default under the terms, conditions or provisions of its memorandum of association, articles of association or other charter documents or any unanimous shareholder agreement relating to, the Borrower or of any law, regulation, judgment, decree or order binding on or applicable to the Borrower or to which its property is subject or of any material agreement, lease, licence, permit or other instrument to which the Borrower or any of its Subsidiaries is a party or is otherwise bound or by which any of them benefits or to which any of their property is subject and do not require the consent or approval of any Governmental Authority or any other party.

(d)	Credit Agreement Representations and Warranties

Each of the representations and warranties of the Borrower set forth in Section 9.1 of the Credit Agreement is true and accurate in all respects as of the date hereof.

(e)	No Default

No Default or Event of Default has occurred or is continuing.
     The representations and warranties set out in this Agreement shall survive the execution and delivery of this Agreement and the making of each Drawdown, notwithstanding any investigations or examinations which may be made by or on behalf of the Agent, the Lenders or

Lenders’ Counsel. Such representations and warranties shall survive until the Credit Agreement has been terminated.
5.	Conditions Precedent
     The amendments and supplements to the Credit Agreement contained in Section 3 shall be effective upon, and shall be subject to, the satisfaction of the following conditions precedent:
(a)	except for Letters of Credit which are outstanding on the date hereof, all Outstanding Principal and all other Obligations shall have been repaid or paid, as the case may be;

(b)	each Material Subsidiary which has previously executed and delivered Security in accordance with the Credit Agreement shall have executed and delivered to the Agent a Confirmation of Guarantee and Security in the form annexed hereto as Schedule A;

(c)	the Borrower shall have delivered to the Agent a current certificate of good standing in respect of its jurisdiction of incorporation, certified copies of its memorandum and articles of association and the resolutions authorizing the execution and delivery of this Agreement and the transactions hereunder and an Officer’s Certificate as to the incumbency of the officers of the Borrower signing this Agreement;

(d)	the Agent and the Lenders shall have received (i) legal opinions from legal counsel to the Borrower and (ii) a legal opinion from Lenders’ Counsel, each in form and substance satisfactory to and as may be required by the Lenders;

(e)	no material adverse change in the business, affairs, assets, properties, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole shall have occurred and the Borrower shall have delivered to the Agent an Officer’s Certificate confirming the same; and

(f)	as of the date hereof, all representations contained herein are true and correct.
The foregoing conditions precedent are inserted for the sole benefit of the Lenders and the Agent and may be waived in writing by the Lenders, in whole or in part (with or without terms and conditions).
6.	Confirmation of Credit Agreement and other Documents
     The Credit Agreement and the other Documents to which the Borrower is a party and all covenants, terms and provisions thereof, except as expressly amended and supplemented by this Agreement, shall be and continue to be in full force and effect and the Credit Agreement as amended and supplemented by this Agreement and each of the other Documents to which the Borrower is a party is hereby ratified and confirmed and shall from and after the date hereof continue in full force and effect as herein amended and supplemented, with such amendments and supplements being effective from and as of the date hereof (upon satisfaction of the conditions precedent set forth in Section 5 hereof, in the case of Section 3 hereof).
7.	Further Assurances
     The Borrower, the Lenders and the Agent shall promptly cure any default by it in the execution and delivery of this Agreement, the other Documents or any of the agreements provided for hereunder to which it is a party. The Borrower, at its expense, shall promptly execute and deliver to the Agent, upon request by the Agent (acting reasonably), all such other and further deeds, agreements, opinions, certificates, instruments, affidavits, registration materials and other documents reasonably necessary for the Borrower’s compliance with, or accomplishment of the covenants and agreements of the Borrower hereunder or more fully to state the obligations of the Borrower as set out herein or to make any registration, recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.
8.	Enurement
     This Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns in accordance with the Credit Agreement.
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9.	Counterparts
     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by sending a scanned copy by electronic mail shall be as effective as delivery of a manually executed counterpart of this Agreement.
     IN WITNESS WHEREOF the parties hereto have executed this Agreement.

TRIDENT EXPLORATION CORP.

By:	/s/ Paul K. O’Donoghue

	Name:	Paul K. O’Donoghue
Title:

By:

Name:
Title:

LENDERS:

THE TORONTO-DOMINION BANK

By:	/s/ Norm Birbeck

	Name:	Norm Birbeck
	Title:	Managing Director

By:	/s/ Loretta Palandri

	Name:	Loretta Palandri
	Title:	Vice President and Director

AGENT:

THE TORONTO-DOMINION BANK,
in its capacity as Agent

By:	/s/ Norm Birbeck

	Name:	Norm Birbeck
	Title:	Managing Director